UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 10, 2021

INTERLINK ELECTRONICS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-21858	77-0056625
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1 Jenner, Suite 200
Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

(805) 484-8855

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective February 10, 2021, our board of directors increased the size of the board from three to four directors, and appointed Maria N. Fregosi (age 55) as a director to fill the vacancy created upon the expansion in the size of the board. Ms. Fregosi also was appointed to each of the board’s audit committee, compensation committee, and nominating and corporate governance committee.

Ms. Fregosi is Chief Investment Officer of Home Point Capital Inc. (NASDAQ:HMPT), a leading residential mortgage originator and servicer, where she is responsible for managing and monitoring the company’s investments. Ms. Fregosi is a founding member of Home Point Capital, and previously served as its Chief Financial Officer from 2018 to 2020 as well as its Chief Strategy Officer and Chief Capital Markets Officer from 2015 to 2018. Ms. Fregosi has served as a member of the Board of Home Point Mortgage Acceptance Corp. since 2020. Prior to joining Home Point Capital, Ms. Fregosi served as Chief Capital Markets Officer for Hamilton Group Funding, a retail mortgage loan originator. In addition, Ms. Fregosi served as the Chief Operating Officer and Chief Compliance Officer of Catalyst Financial, a full-service value-based investment banking firm, and simultaneously the Chief Operating Officer for BKF Capital Group, a publicly traded investment company founded by Steven Bronson, our Chief Executive Officer. Ms. Fregosi also served as Chief Operating Officer and Chief Financial Officer of Client First Settlement Funding, a boutique specialty finance company, and as an Executive Vice President at ABN AMRO Bank. Ms. Fregosi holds a Master of Business Administration in Finance from the University of Rochester’s Simon School and is a Summa Cum Laude graduate with a Bachelor of Arts in Economics from SUNY Buffalo State College.

In accordance with our non-employee director compensation policy, for Ms. Fregosi’s service on the board, she will be entitled to receive the following compensation:

•	Annual Retainer - an annual retainer of $10,000 in cash, payable quarterly;

•	Initial Equity Award – an initial award of shares of our common stock with a grant date fair value equal to $5,000, which award will be immediately vested; and

•	Annual Equity Award -- on July 15 of each calendar year, an annual award of shares of our common stock with a grant date fair value equal to $5,000, which award will be immediately vested.

Prior to her appointment as a member of our board of directors, Ms. Fregosi did not have any material relationship with us and no such relationship is currently proposed. Ms. Fregosi does not have any family relationships with any of our other directors or executive officers. There are no understandings or arrangements between Ms. Fregosi and any other person pursuant to which Ms. Fregosi was selected as a director.

A press release announcing Ms. Fregosi’s appointment to the board was issued by us on February 10, 2021, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Current Report on Form 8-K:

Exhibit

Number	Description

99.1	Press Release issued by Interlink Electronics, Inc. dated February 10, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2021	INTERLINK ELECTRONICS, INC.

	By:	/s/ Ryan J. Hoffman
Ryan J. Hoffman
Chief Financial Officer

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